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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to Form S-1 Registration Statement (File No. 333-84068) of Crum & Forster Holdings Corp. of our reports dated March 6, 2002, relating to the financial statements and financial statement schedules of Crum & Forster Holding Inc. and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Financial Data" and "Selected Financial Data" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
April 16, 2002